Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED

CHANGE OF CONTROL SEVERANCE AGREEMENT

This First Amendment to the Amended and Restated Change of Control Severance Agreement (this “Amendment”) dated as of July 30, 2012 is made and entered into by and between Unwired Planet, Inc., a Delaware corporation formerly known as Openwave Systems Inc. (the “Company”), and Anne Brennan (the “Employee”).

WHEREAS, the Company and the Employee are parties to an Amended and Restated Change of Control Severance Agreement, effective as of January 12, 2012 (the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

1. The definition of “Involuntary Termination” set forth as Section 6(e) of the Agreement is hereby amended and restated in its entirety as follows:

“(e) Involuntary Termination. ‘Involuntary Termination’ shall mean the Company’s termination of Employee’s employment or the Employee’s resignation from the Company, as applicable, in either case upon or within seven (7) months after the occurrence of any of the following events: (i) without the Employee’s express written consent, the material reduction of the Employee’s duties, authority, responsibilities, job title or reporting relationships relative to the Employee’s duties, authority, responsibilities, job title, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the Employee of such reduced duties, authority, responsibilities, job title, or reporting relationships; (ii) without the Employee’s express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space, secretarial support, other support staff, and location) available to the Employee immediately prior to such reduction; (iii) a material reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee’s overall benefits package is materially reduced; (v) the relocation of the Employee to a facility or a location more than twenty-five (25) miles from the Employee’s then present location, without the Employee’s express written consent; (vi) any termination of the Employee by the Company which is not effected for Disability or for Cause, or any actual or purported termination effected by the Company for Disability or for Cause for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7(a) below; or (viii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Employee. For purposes of clause (i) of the immediately preceding sentence, the Employee’s responsibilities shall be deemed to be materially reduced if the Employee is no longer an executive officer (in the case of current executive officers) or on the executive officer management staff (in the case of current E-Staff) of such ultimate parent entity. Notwithstanding the foregoing, an Involuntary Termination only shall be deemed to have occurred upon the Employee’s resignation from the Company if (i) the Employee provides notice to the Company within seven (7) months after the initial occurrence of the event forming the basis for the resignation and (ii) the Company fails to substantially cure the event within thirty (30) days after receiving notice.”

2. All other provisions of the Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein.

3. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company, by its duly authorized officer, as of the date set forth above.

COMPANY	UNWIRED PLANET, INC.

/s/ Michael Mulica
Name: Michael Mulica
Title: President and CEO

EMPLOYEE	Signature:	/s/ Anne Brennan
Name: Anne Brennan

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